Exhibit 99.1

FINAL

EnergySolutions Announces First Quarter 2010 Results

SALT LAKE CITY, UT — (MARKET WIRE) — May 5, 2010 — EnergySolutions, Inc. (NYSE: ES), a leading provider of specialized, technology-based nuclear services to government and commercial customers, today announced financial results for the Company’s first quarter ended March 31, 2010.

Q1 2010 Summary

•                  Net income attributable to EnergySolutions of $5.8 million, or $0.07 per share

•                  Net income attributable to EnergySolutions before non-cash impact of amortization of intangible assets of $10.7 million, or $0.12 per share

•                  EBITDA of $27.9 million

First Quarter 2010 Results

Revenues for the first quarter of 2010 were $485.9 million, compared with $437.1 million in the first quarter of 2009.  Gross profit for the first quarter of 2010 was $42.7 million, compared with $50.6 million for the first quarter of 2009.  Selling, general and administrative expenses for the first quarter of 2010 were $28.3 million, compared with $30.8 million for the first quarter of 2009.

Net income attributable to EnergySolutions for the first quarter of 2010 was $5.8 million, or $0.07 per share, compared with $8.1 million, or $0.09 per share, for the first quarter of 2009.  Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the first quarter of 2010 was $10.7 million, or $0.12 per share, compared with $12.7 million, or $0.14 per share, for the first quarter of 2009.  EBITDA for the first quarter of 2010 was $27.9 million, compared with $32.6 million for the first quarter of 2009.

Reconciliations of net income attributable to EnergySolutions to EBITDA and to net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets are provided in the attached Table 4.

CEO Commentary

Commenting on the quarter, Val Christensen, EnergySolutions President and CEO said, “Overall business activity was strong in the first quarter driven by significant revenue growth in the Federal Services and the Logistics, Processing and Disposal segments.  However, we had higher costs on a number of projects this quarter that depressed gross margins and reduced our overall level of profitability.  We were also negatively impacted by a temporary shutdown of one of our waste processing facilities. The facility is now fully operational again and we are working through the backlog of waste processing that accumulated during the shutdown.  We expect to make up much of the loss associated with the temporary shutdown in future quarters.”

Business Segments — First Quarter 2010

A summary of the results of the Company’s four business segments is presented in Table 5 in the accompanying financial tables.

Federal Services

Federal Services revenues for the first quarter of 2010 were $88.6 million, compared with $66.1 million in the first quarter of 2009.  The increase in revenues is primarily attributable to a higher level of activity as a result of stimulus funds used to accelerate work on the Moab Atlas mill tailings project, increased revenues at the Isotek project at the Oak Ridge National Laboratory, and increased subcontracting activity at a federal site in Portsmouth, Ohio.

Income from operations for the first quarter of 2010 was $3.8 million, compared with $5.6 million for the first quarter of 2009.  Operating margin was 4.2% for the first quarter of 2010, compared to 8.5% for the first quarter of 2009.  Operating margin declined due to an unfavorable shift in project mix, with increased activity on lower margin contracts, as well as a loss on a fixed-price project.

Equity in income of unconsolidated joint ventures was $2.4 million for the first quarter of 2010, compared with $1.0 million for the first quarter of 2009.  This increase is primarily due to increased income from the Hanford Tank contract.

Commercial Services

Commercial Services revenues for the first quarter of 2010 were $21.2 million, compared with $21.7 million for the first quarter of 2009.  The decline in revenues is primarily due to reduced activity on liquid waste processing and commercial decommissioning projects, which was partially offset by increased activity on spent fuel services.

Income from operations for the first quarter of 2010 was $2.0 million, compared with $3.2 million in the first quarter of 2009.  Operating margin was 9.4% for the first quarter of 2010, compared to 14.6% for the first quarter of 2009.  The decrease in operating margin was primarily due to higher costs incurred on commercial decommissioning projects.

Logistics, Processing and Disposal

Logistics, Processing and Disposal revenues for the first quarter of 2010 were $52.7 million, compared to $46.0 million in the first quarter of 2009.  The increase in revenues is primarily due to higher volumes of waste disposed at the Clive, Utah facility from both commercial and federal customers, as well as higher revenues from transportation services.  These increases were offset by lower revenues from the Bear Creek processing facility due to a temporary suspension of operations as a result of an overhead crane failure and an associated employee injury that occurred in February 2010 at the facility.

Income from operations for the first quarter of 2010 was $9.9 million, compared with $11.8 million for the first quarter of 2009.  Operating margin was 18.8% for the first quarter of 2010, compared to 25.6% for the first quarter of 2009.  The decrease in operating margin was primarily attributable to a lower gross margin at the Bear Creek processing facility due to less absorption of fixed costs at the facility that resulted from the temporary suspension of activities, which was partially offset by higher volumes at our Clive facility.

International

International revenues for the first quarter of 2010 were $323.4 million, compared to $303.3 million for the first quarter of 2009.  Excluding the effects of fluctuations in foreign currency exchange rates, International revenues for the first quarter of 2010 decreased $6.4 million over the first quarter of 2009 mostly due to decreased reimbursable contract cost base and efficiency fees from our Magnox contracts.  International revenues were positively impacted by $26.5 million due to foreign currency fluctuations in the first quarter of 2010.

Income from operations for the first quarter of 2010 was $16.9 million, compared with $18.5 million for the first quarter of 2009.  Operating margin was 5.2% for the first quarter of 2010, compared to 6.1% for the first quarter of 2009.  The decrease in operating income and margin was primarily due to lower efficiency fees recognized from the Magnox contracts and increased costs related to our other UK operations.

Outlook for 2010

The Company reaffirms its guidance for 2010.  For the full year 2010, EnergySolutions expects EBITDA to range between $140 million and $150 million.  The Company also expects 2010 GAAP EPS to range from $0.43 to $0.50 per share and net income before the non-cash impact of the amortization of intangibles of $0.62 to $0.69 per share.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (b) decreased tax revenues combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (c) current regulatory initiatives, including restrictions on the importation of nuclear waste into the United States and the disposal and storage of depleted uranium (d) the weakening of the pound sterling and the related currency translation impact on our financial results if the currency continues to weaken, (e) adverse public sentiment that could lead to increased regulation or limitations on our activities, (f) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (g) decisions by our customers to reduce or halt their spending on nuclear services, (h) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (i) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (j) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent filings made by the Company.  The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2010 first quarter teleconference and webcast are scheduled to begin at 10:00 a.m. EDT, on Thursday, May 6, 2010.

Hosting the call will be Val Christensen, President and Chief Executive Officer, and Mark McBride, Chief Financial Officer.

To participate in the event by telephone, please dial (866)-383-8009 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 18843841. International callers should dial (617)-597-5342 and enter the same passcode.

A replay of the call will be available on Thursday, May 6, 2010, at 1:00 p.m. EDT through Thursday, May 13, 2010 at 2pm EDT. To access the replay, dial (888)-286-8010 and enter passcode 53988221. International callers should dial (617)-801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company’s web site at www.energysolutions.com by clicking on the “investor relations” tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions’ web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, [characterization], decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

John Rasmussen

EnergySolutions, Inc.

(801) 649-2000

jarasmussen@energysolutions.com

Table 1

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,
	2010	2009

Revenues	$485,890	$437,109
Cost of revenues	443,187	386,511

Gross profit	42,703	50,598

Selling, general and administrative expenses	28,311	30,779
Equity in income of unconsolidated joint ventures	2,363	963

Income from operations	16,755	20,782

Interest expense	(8,676)	(7,956)
Other expenses, net	(173)	(230)

Income before income taxes and noncontrolling interests	7,906	12,596

Income tax expense	(1,922)	(4,274)

Net income	5,984	8,322

Less: Net income attributable to noncontrolling interests	(151)	(195)

Net income attributable to EnergySolutions	$5,833	$8,127

Net income attributable to EnergySolutions per share:
Basic	$0.07	$0.09
Diluted	$0.07	$0.09

Number of shares used in per share calculations:
Basic	88,415,309	88,305,674
Diluted	88,549,964	88,337,242

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$44,883	$15,913
Accounts receivable, net of allowance for doubtful accounts	344,716	260,380
Other current assets	163,355	153,213
Total current assets	552,954	429,506

Property, plant & equipment, net	117,792	120,775
Goodwill	515,979	518,770
Other intangible assets,net	299,059	310,203
Other noncurrent assets	144,004	131,921

Total assets	$1,629,788	$1,511,175

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$28,488	$19,071
Accounts payable	155,725	110,247
Accrued expenses and other current liabilities	234,767	167,503
Other current liabilities	15,722	12,447
Total current liabilities	434,702	309,268

Long-term debt, less current portion	496,623	505,040
Other noncurrent liabilities	204,030	196,705

Total liabilities	1,135,355	1,011,013

EnergySolutions stockholders’ equity	493,461	499,045
Noncontrolling interests	972	1,117

Total equity	494,433	500,162

Total liabilities and equity	$1,629,788	$1,511,175

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended March 31,
	2010	2009

Cash Provided by Operating Activities	$39,202	$1,632

Investing Activities
Purchases of property, plant and equipment	(2,027)	(4,195)
Purchases of intangible assets	—	(372)
Cash Used in Investing Activities	(2,027)	(4,567)

Financing Activities
Net Borrowings (repayments) of long-term debt	—	(10,000)
Dividends to stockholders	(2,213)	(2,208)
Other items	(2,940)	(581)
Cash Used in Financing Activities	(5,153)	(12,789)

Effect of Exchange Rate on Cash	(3,052)	(1,791)

Increase (Decrease) in Cash and Cash Equivalents	$28,970	$(17,515)

Amortization of Intangible Assets	$6,436	$6,954
Depreciation	$5,221	$4,697

Table 4

ENERGYSOLUTIONS, INC.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO

EBITDA AND TO NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS BEFORE

THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter
	Ended March 31,
	2010	2009

Reconciliation of net income attributable to EnergySolutions to EBITDA:
Net income attributable to EnergySolutions	$5,833	$8,127
Interest expense	8,676	7,956
Interest rate swap loss (gain)	(156)	641
Income tax expense	1,922	4,274
Depreciation expense	5,221	4,697
Amortization of intangible assets	6,436	6,954
EBITDA	$27,932	$32,649

Reconciliation of net income attributable to EnergySolutions to net income attributable to EnergySolutions before the impact of amortization of intangible assets:
Net income attributable to EnergySolutions	$5,833	$8,127
Amortization of intangible assets	6,436	6,954
Income tax expense related to amortization of intangible assets	(1,595)	(2,397)
Net income attributable to EnergySolutions before the impact of amortization of intangible assets	$10,674	$12,684

Net income attributable to EnergySolutions before the impact of amortization of intangible assets per share:
Basic	$0.12	$0.14
Diluted	$0.12	$0.14

Number of shares used in per share calculations:
Basic	88,415,309	88,305,674
Diluted	88,549,964	88,337,242

The Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company uses EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes) from its results of operations. EBITDA should not be considered as a substitute for net income attributable to EnergySolutions or income from operations, as determined in accordance with GAAP. EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense of these items. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share should not be considered as a substitute for net income attributable to EnergySolutions or net income attributable to EnergySolutions per share, as determined in accordance with GAAP. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 5

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(Dollars in thousands)

	For the Quarter
	Ended March 31,
	2010		2009

Revenues
Federal Services	$88,626		$66,081
Commercial Services	21,163		21,724
LP&D	52,687		46,004
International	323,414		303,300
Total Revenues	$485,890		$437,109

Gross Profit and Margin
Federal Services	$6,754	7.6%	$8,969	13.6%
Commercial Services	3,683	17.4%	4,946	22.8%
LP&D	12,038	22.8%	13,986	30.4%
International Operations	20,228	6.3%	22,697	7.5%
Total Gross Profit	$42,703	8.8%	$50,598	11.6%

Income from Operations and Margin
Federal Services	$3,766	4.2%	$5,616	8.5%
Commercial Services	1,981	9.4%	3,178	14.6%
LP&D	9,894	18.8%	11,763	25.6%
International	16,934	5.2%	18,508	6.1%
Total income from operations before corporate selling, general and administrative expenses and equity in income of unconsolidated joint ventures	32,575	6.7%	39,065	8.9%
Corporate selling, general and administrative expenses	(18,183)		(19,246)
Equity in income of unconsolidated joint ventures	2,363		963
Total Income from Operations	$16,755	3.4%	$20,782	4.8%

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